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November 2, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated October 29, 2004, of Apropos Technology, Inc. and are in agreement with the statements contained in the first sentence of the first paragraph and the second, third and fourth paragraphs on pages therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                              /s/ Ernst & Young LLP